Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-50261 of McKesson Corporation on Form S-8 of our report dated September 20, 2002, appearing in the Annual Report on Form 11-K of the McKesson Corporation Profit-Sharing Investment Plan for the fiscal year ended March 31, 2002.

/s/ Deloitte & Touche LLP

San Francisco, California

September 20, 2002